Exhibit 3.571
Restriction of Right
  to amend articles
Yes               No
[ILLEGIBLE]
ARTICLES OF INCORPORATION
OF
INTERNATIONAL DISPOSALCORP. OF CALIFORNIA
ARTICLE I
     The name of this corporation is INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA.
ARTICLE II
     The specific business in which the corporation is primarily to engage is waste disposal by means of sanitary landfill operations.
ARTICLE III
     The purposes for which this corporation is formed are:
     (a) To engage in any one or more other businesses or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in Article II above, or to any other business then or theretofore done by this corporation;
     (b) To have and to exercise any and all powers and rights which a corporation by law may now or hereafter exercise;
     (c) To act as principal, agent, joint venturer, partner, or in any other capacity which may be authorized or approved by the Board of Directors of this corporation; and
     (d) To transact business in the State of California or in any other jurisdiction of the United States of America or elsewhere in the world.

     The foregoing statement of purposes shall be construed as a statement of objects, purposes and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereinafter conferred upon the corporation by the laws of the State of California. The objects, purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent objects, purposes and powers.
ARTICLE IV
     The principal office for the transaction of the business of this corporation shall be located in the County of Santa Clara, State of California.
ARTICLE V
     The total number of shares which the corporation is authorized to issue is Forty-Five Thousand (45,000). The par value of each of said shares shall be $100.00 and the aggregate par value of all of said shares shall be $4,500,000.00. Said shares shall be designated “Common Stock.”
ARTICLE VI
     The authorized number of directors of this corporation shall be three (3).
     The names and addresses of the persons who are appointed as first directors are:

Michael J. Cullen	44 Montgomery Street
San Francisco, California 94104

Charles H. Clifford	44 Montgomery Street
San Francisco, California 94104

Charles A. Greenberg	44 Montgomery Street
San Francisco, California 94104
     IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named above as the first directors of this corporation, have executed these Articles this 15th day of November, 1972.

/s/ Michael J. Cullen

Michael J. Cullen

/s/ Charles H. Clifford

Charles H. Clifford

/s/ Charles A. Greenberg

Charles A. Greenberg

STATE OF CALIFORNIA	)
) ss.
CITY AND COUNTY OF SAN FRANCISCO	)
     On this 15th day of November, 1972, before me, Josephine Hulsman, a Notary Public in and for said City and County of San Francisco, residing therein, duly commissioned and sworn, personally appeared MICHAEL J. CULLEN, CHARLES H. CLIFFORD and CHARLES A. GREENBERG, known to me to be the persons whose names are subscribed to the within and foregoing instrument, and acknowledged to me that they executed the same.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.
(SEAL)

/s/ Josephine Hulsman NOTARY PUBLIC
JOSEPHINE HULSMAN
[ILLEGIBLE]

FILED
In the office of the Secretary of State
of the State of California

JUN 14 1973

[ILLEGIBLE]
INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA
CERTIFICATE OF OWNERSHIP
     INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA, a California corporation, herein referred to a “Parent”, hereby certifies the following:
     1. Parent owns all the outstanding shares of the capital stock of NEWBY ISLAND IMPROVEMENT CO., herein referred to as “Subsidiary”, said capital stock being the sole class of stock of the Subsidiary.
     2. On the 7th day of May, 1973, the Board of Directors of Parent adopted the following resolutions by unanimous written consent as authorized by Section 20 of the By-laws of the corporation:
     WHEREAS, it is deemed advisable that Newby Island Improvement Co., all of whose outstanding shares are owned by this corporation, be merged with and into this corporation, it is
     RESOLVED, that this corporation merge Newby Island Improvement Co. into itself and assume all the obligations of Newby Island Improvement Co.; and
     FURTHER, RESOLVED, that the President or Vice President and Secretary or Assistant Secretary of this corporation are hereby authorized and directed to execute, verify, and file a Certificate of Ownership and to take all necessary and proper action to carry out said merger.
     Dated: May 7th, 1973.

INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA

By	/s/ Roger A. Ramsey

Roger A. Ramsey

Title President

By	/s/ Howard S. Hoower

Howard S. Hoower

Title Secretary

VERIFICATION

State of Texas	)
) ss.
County of Harris	)
     The undersigned, being first duly sworn, depose and say, each for himself:
     That they are and at all times mentioned in the forgoing Certificate of Ownership were the _______ President and _______ Secretary of INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA; that each of the undersigned has read the foregoing Certificate of Ownership; that statements therein are true of his own knowledge; and that the signature thereto purporting to be his signature is cenuine.

/s/ Roger A. Ramsey

Roger A. Ramsey
______________ President
of INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA

/s/ Howard S. Hoover, Jr.

Howard S. Hoover, Jr.

______________ Secretary
of INTERNATIONAL DISPOSAL CORP. OF CALIFORNIA
     Subscribed and sworn to before me this 7th day of May, 1973.

—	/s/ Dorothy A. Cross Notary Public in and for the County of Darris, State of Texas Dorothy A. Cross My Commission Expires: 6-1-73